EXHIBIT 23-D

                       CONSENT OF INDEPENDENT AUDITORS


 As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated 3 July 1995 with respect to the financial statements of Mercury Personal Communications for the year ended 31 March 1995 included in the Current Report on Form 8-K of U S WEST, Inc. dated May 23, 1995 (as amended by Forms 8-K/A filed on July 12, 1995 and August 24, 1995) filed with the Securities and Exchange Commission.



     /S/ ARTHUR ANDERSEN
     Chartered Accountants and Registered Auditors
     ________________________________________
     ARTHUR ANDERSEN
     Chartered Accountants and Registered Auditors


London, England
March 22, 1996.